Windtree Successfully Completes Financial Restructuring Program

-Windtree and Lee’s Pharm Close $10 Million Share Purchase Agreement Giving Lee’s Pharm Controlling Interest in Windtree-

- Windtree and Deerfield Restructure and Retire $25 Million Long-term Debt -

-Windtree Improves Capital Structure to Support Advancing AEROSURF® and KL4 Platform-

-Windtree to Host Investor Conference Call Tomorrow November 2, 2017 at 8:00 AM ET-

WARRINGTON, PA and SHATIN, HONG KONG – November 1, 2017 – Windtree Therapeutics, Inc. (OTCQB: WINT), a biotechnology company focused on developing aerosolized KL4 surfactant therapies for respiratory diseases, and LPH Investments Limited (“LPHIL”), a wholly-owned subsidiary of Lee's Pharmaceutical Holdings Limited ("Lee's Pharm," SEHK Stock Code: 0950), today announced that they have completed a financial restructuring of Windtree that includes a purchase by Lee’s Pharm via LPHIL of $10 million of Windtree’s common stock, giving Lee’s Pharm a controlling interest in Windtree, and a simultaneous restructuring and retirement of $25 million of long-term debt under the 2013 secured loan facility agreement between Windtree and affiliates of Deerfield Management Company, L.P. (“Deerfield”). The completion of these transactions improves Windtree’s balance sheet and better positions the Company to raise the capital needed to fund continued development of AEROSURF® for respiratory distress syndrome (RDS) and potentially its pipeline of surfactant products utilizing its proprietary KL4 surfactant and aerosol device technologies.

“The successful completion of this financial restructuring is significant for Windtree. We now have a capital structure free of the financial overhang of long-term debt, and are better positioned to secure the additional capital necessary to realize the full potential of our KL4 surfactant and aerosol delivery platforms beginning with AEROSURF,” said Craig Fraser, President and Chief Executive Officer of Windtree. “Strategically, our broader collaboration with Lee’s Pharm expands our revenue potential and provides options to access capital from new markets and opportunities to diversify and build a broader portfolio.”

Under terms of the share purchase agreement, LPHIL purchased from Windtree $10 million of common stock to acquire a controlling interest of the Company at a price per share of $0.2163, representing a 15 percent premium to the average 10-day volume weighted average price per share (VWAP) through October 27, 2017. As partial consideration for the share purchase, Lee’s Pharm cancelled $3.9 million principal outstanding under an August 2017 loan agreement, which Lee’s Pharm had advanced in three equal installments in August, September, and October, 2017, to support AEROSURF development activities and sustain Windtree’s operations through October 31, 2017, while the parties negotiated the share purchase agreement.

To facilitate the share purchase by Lee’s Pharm, Deerfield agreed to restructure its $25 million secured loan to Windtree effective as of the closing of the share purchase agreement. Under the loan restructuring agreement, in exchange for return and cancellation of the Deerfield notes, Windtree paid to Deerfield $2.5 million in cash, and issued to Deerfield shares of common stock representing two percent of Windtree’s common stock post-closing on a fully-diluted basis, as defined in the loan restructuring agreement. In addition, Deerfield will be entitled to receive up to $15 million in future AEROSURF regulatory and commercial milestones, beginning with the filing for marketing approval in the United States.

“We firmly believe that Windtree’s KL4 surfactant platform represents a significant opportunity in China and elsewhere globally, with near-term potential that can be realized with the commercialization of SURFAXIN for RDS in FDA reference countries and even greater potential with SURFAXIN LS and especially AEROSURF in the future,” said Dr. Benjamin Li, Chief Executive Officer of Lee's Pharm. "It has long been our goal to globalize our business and have a majority interest in a public U.S. company that would strengthen our position in critical neonatal care and potentially allow us to further expand the reach of our acute pulmonary care portfolio. This transaction, and the potential it represents, comes at a value we could not ignore. The strength of Windtree’s management and revenue potential of its portfolio provide an opportunity that we are both confident in and very excited about.”

Conference Call and Webcast Details

The Company will host a conference call and webcast (including a slide presentation) at 8:00 a.m. EDT on Thursday, November 2, 2017.

To participate in the live call and take part in the question and answer session, dial (844) 802-2436 (domestic) or (412) 317-5129 (international).

To access the live webcast, including a slide presentation, please visit the investor page of the Company’s website at http://windtreetx.investorroom.com/events .

A replay of the conference call will be available one hour after completion of the call through November 9, 2017 and may be accessed by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and referencing conference number 10114113. An archive of the webcast can be accessed on the Company’s website at http://windtreetx.investorroom.com/events.

About Windtree Therapeutics

Windtree Therapeutics, Inc. is a clinical-stage biotechnology company focused on developing novel surfactant therapies for respiratory diseases and other potential applications. Windtree's proprietary technology platform includes a synthetic, peptide-containing surfactant (KL4 surfactant) that is structurally similar to endogenous pulmonary surfactant and novel drug-delivery technologies being developed to enable noninvasive administration of aerosolized KL4 surfactant. Windtree is focused initially on improving the management of respiratory distress syndrome (RDS) in premature infants and believes that its proprietary technology may make it possible, over time, to develop a pipeline of KL4 surfactant product candidates to address a variety of respiratory diseases for which there are few or no approved therapies.

For more information, please visit the Company's website at www.windtreetx.com.

About Lee's Pharmaceutical Holdings Limited (“Lee’s Pharm”)

Lee’s Pharm is a research-based Hong Kong biopharmaceutical company listed in Hong Kong with more than 20 years of operation in China's pharmaceutical industry. It is fully integrated with strong infrastructures in drug development, manufacturing, sales and marketing. It has established extensive partnership with more than 20 international companies and currently has 15 products in the market place. Lee's Pharm focuses on several key disease areas such as cardiovascular, oncology, gynecology, dermatology and ophthalmology. The company’s development program is lauded with over 40 products stemming from both internal R&D efforts and collaborations with US, European and Japanese companies, including promising compounds to treat diseases such as liver cancer and pulmonary hypertension. The mission of Lee's Pharm is to become a successful biopharmaceutical group in Asia providing innovative products to fight diseases and improve health and quality of life.

Additional information about Lee’s Pharm is available at www.leespharm.com.

Forward-Looking Statements for Windtree Therapeutics

To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Examples of such risks and uncertainties include: the risk that, as a development company, with limited resources and no operating revenues, the Company’s ability to continue as a going concern in the near term is highly dependent upon the success of its AEROSURF® development program and whether clinical results at anytime will support a strategic or financing transaction and potential initiation of phase 3 development activities; risks that Windtree will be unable to secure significant additional capital as and when needed, if at all, whether through debt or equity financings or other strategic transactions; risks related to having the Company’s common stock trade on the OTCQB® market; risks related to Windtree's AEROSURF development program and other aerosolized KL4 surfactant development programs in the future, which may involve time-consuming and expensive preclinical and clinical trials and which may be subject to potentially significant delays or regulatory holds, or fail; risks related to the development of aerosol delivery systems (ADSs) and related components; risks related to technology transfers to contract manufacturers and problems or delays encountered by Windtree, contract manufacturers or suppliers in manufacturing drug products, drug substances, ADSs on a timely basis and in sufficient amounts; risks relating to rigorous regulatory requirements, including those of (i) the FDA or other regulatory authorities that may require significant additional activities, or may not accept or may withhold or delay consideration of applications, or may not approve or may limit approval of Windtree's products and (ii) changes in the national or international political and regulatory environment, which may make it more difficult to gain regulatory approvals; and other risks and uncertainties described in Windtree's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

Forward-Looking Statement for Lee’s Pharm

The performance and the results of operation of Lee’s Pharm during the past years are historical in nature and past performance can be no guarantee of future results of the Lee’s Pharm. This news release may contain forward-looking statements and opinions that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements and opinions. Neither Lee’s Pharm nor the Directors, employees or agents of Lee’s Pharm assume (a) any obligation to correct or update the forward-looking statements or opinions contained in this news release; and (b) any liability in the event that any of the forward-looking statements or opinions does not materialize or turns out to be incorrect.

Contact Information:

Windtree Therapeutics

John Tattory

Senior Vice President and Chief Financial Officer

215.488.9418 or jtattory@windtreetx.com

Lee's Pharm

Vivian Fung

Licensing & Regulatory Manager

852.23141282 or info@leespharm.com